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                                 SCHEDULE 12(B)

                   TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES
                    COMPUTATION OF EBITDA TO INTEREST EXPENSE
                                  (IN MILLIONS)


                                         NEW BASIS OF ACCOUNTING                  PREDECESSOR BASIS OF ACCOUNTING
                                         -----------------------   --------------------------------------------------------
                                           FISCAL    PERIOD FROM    PERIOD FROM
                                           YEAR      FEBRUARY 11,  MARCH 1, 1996
                                           ENDED       THROUGH        THROUGH                   FISCAL YEAR ENDED
                                          MARCH 31,    MARCH 31,    FEBRUARY 10,             THE LAST DAY OF FEBRUARY
                                                                                        -----------------------------------
                                           1998         1997           1997              1996          1995          1994
                                          -------      -------        -------           -------       -------       -------
EBITDA ..............................       $26.2         $3.1          $19.6             $22.8         $24.3         $24.0
Interest expense ....................        37.9          5.0             --                --            --            --
Ratio of EBITDA to interest expense..         0.7          0.6             --                --            --            --